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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      Shared Medical Systems Corporation
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            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                       23-1704148
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(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

51 Valley Stream Parkway, Malvern, Pennsylvania                 19355
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  (Address of Principal Executive Offices)                    (Zip Code)

  If this form relates to the             If this form relates to the
  registration of a class of securities   registration of a class of securities
  pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
  Exchange Act and is effective           Exchange Act and is effective
  pursuant to General Instruction         pursuant to General Instruction
  A.(c), please check the following box.  A.(d), please check the following box.
  [_]                                     [X]

Securities Act registration statement file number to which this form relates:___________
  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  None.

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase Series A Junior Participating Preferred Stock

                               (Title of Class)
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     This Form 8-A/A amends the Form 8-A filed by Shared Medical Systems
Corporation (the "Company") on May 15, 1991, relating to the Company's shareholder rights plan.

Item 1.  Description of Registrant's Securities to be Registered.

     The Company and Pittsburgh National Bank, as rights agent, entered into the Rights Agreement, dated as of May 1, 1991 (the "Original Rights Agreement"). The Company and ChaseMellon Shareholder Services, L.L.C. (successor rights agent to Pittsburgh National Bank), as rights agent, entered into Amendment No. 1 to Rights Agreement, dated as of March 27, 2000 ("Amendment No. 1"). Amendment No. 1 provided for a restatement of the Original Rights Agreement, as amended by Amendment No. 1.

     Amendment No. 1 deletes the requirement in the Original Rights Agreement that certain actions be authorized by "Continuing Directors" (as defined in the Original Rights Agreement), and substitutes therefor a requirement that such actions be approved by the Company's Board of Directors.

     The foregoing description of the amendment to the Company's rights plan is qualified in its entirety by reference to Amendment No. 1 and the Amended and Restated Rights Agreement, copies of which are filed as exhibits to the Company's Current Report on Form 8-K dated March 27, 2000

Item 2.  Exhibits

1. Amendment No. 1 to Rights Agreement, dated as of March 27, 2000, between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.*

2. Amended and Restated Rights Agreement dated as of March 27, 2000 between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including the exhibits thereto, including Exhibit C thereto, the Form of Rights Certificate.*


_______________

* Incorporated by reference to the Company's Current Report on Form 8-K dated March 27, 2000, Exhibits 4.1 and 4.2, respectively.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SHARED MEDICAL SYSTEMS CORPORATION



Date: March 28, 2000                    By: /s/ Terrence W. Kyle
                                            --------------------
                                                Terrence W. Kyle
                                                Senior Vice President,
                                                Chief Financial Officer,
                                                Treasurer and Assistant
                                                Secretary

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                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

1. Amendment No. 1 to Rights Agreement, dated as of March 27, 2000, between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.*

2. Amended and Restated Rights Agreement dated as of March 27, 2000 between Shared Medical Systems Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including the exhibits thereto, including Exhibit C thereto, the Form of Rights Certificate.*


_______________

* Incorporated by reference to the Company's Current Report on Form 8-K dated March 27, 2000, Exhibits 4.1 and 4.2, respectively.

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